As filed with the Securities and Exchange Commission on December 20, 2019
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PERFORMANT FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)		20-0484934 (I.R.S. Employer Identification Number)
333 North Canyons Parkway
Livermore, California 94551
(925) 960-4800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
__________________________________

Lisa C. Im
Chief Executive Officer
333 North Canyons Parkway
Livermore, California 94551
(925) 960-4800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
__________________________________

Copies to: Blair W. White, Esq. David E. Lillevand, Esq. Pillsbury Winthrop Shaw Pittman LLP P.O. Box 2824 San Francisco, CA 94111 Telephone: (415) 983-1000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	15,432,542(1)	$0.83(2)	$12,809,009.86(2)	$1,662.61(2)

(1)
Includes 1,931,664 shares of common stock issuable upon the exercise of outstanding warrants. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee for the secondary offering, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant’s Common Stock on The NASDAQ Global Select Stock Market on December 18, 2019.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject To Completion, Dated December 20, 2019
The information in this prospectus is not complete and may be changed. Neither we nor any selling stockholder may sell any of these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
15,432,542 Shares

PERFORMANT FINANCIAL CORPORATION

Common Stock
_________________
The selling stockholders identified in this prospectus may sell up to an aggregate of 15,432,542 shares of our common stock, including 1,931,664 shares that are issuable upon the exercise of outstanding warrants previously issued to one of the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for the warrants.
We may specify in an accompanying prospectus supplement more specific information about any such offering.
Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of our common stock. The selling stockholders identified in this prospectus may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the information under the heading “Plan of Distribution” on page 4 of this prospectus.
Our common stock is traded on The NASDAQ Global Select Stock Market under the symbol “PFMT.” On December 18, 2019, the last reported sale price of our common stock on The NASDAQ Global Select Stock Market was $0.84 per share.
Investing in our common stock involves risks. See the section entitled “Risk Factors” on page 3 of this prospectus and in the documents we incorporate by reference in this prospectus.
_________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
_________________
The date of this prospectus is , 2019.

______________

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY
This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should read carefully and in their entirety this entire prospectus, including the section entitled “Risk Factors,” and the documents we have incorporated by reference in this prospectus, along with our financial statements and accompanying notes incorporated by reference in this prospectus.
Our Company
Performant provides technology-enabled audit, recovery, outsourcing services, and related analytics services in the United States. Performant’s services help identify improper payments, and in some markets, restructure and recover delinquent or defaulted assets and improper payments for both government and private clients in a broad range of markets. Our headquarters are located in Livermore, California.
Corporate Information
We commenced our operations in 1976 under the corporate name Diversified Collection Services, Inc., or DCS. We were incorporated in Delaware on October 8, 2003 under the name DCS Holdings, Inc. and subsequently changed our name to Performant Financial Corporation. Our principal executive offices are located at 333 North Canyons Parkway, Livermore, California 94551. Our telephone number at this location is (925) 960-4800. Our website is www.performantcorp.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.
The Offering

Common stock registered for resale by the selling stockholders	15,432,542 shares

Use of proceeds
We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for the warrants.

The NASDAQ Global Select Stock Market symbol	PFMT

Unless the context otherwise requires, references in this prospectus to “Performant,”, “the Company”, “we,” “us” and “our” refer to Performant Financial Corporation and our consolidated subsidiaries.

An entity affiliated with one of our directors, Mr. Jeffrey S. Stein, is offering the shares of our common stock registered pursuant to this prospectus, which may be sold from time to time. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to certain shares of common stock (including common stock issuable upon the exercise of warrants to purchase shares thereof) reported to us as held by the selling stockholders as of December 18, 2019. We agreed to file this prospectus pursuant to certain registration rights agreements with the selling stockholders dated August 15, 2012 and August 7, 2017. Additional information with respect to the registration rights agreements is contained in this prospectus under the heading “Selling Stockholders.”
When we refer to the selling stockholders in this prospectus, we are referring to the entities named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below, as well as the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement to this prospectus before deciding to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

The number of shares being registered for sale on behalf of the selling stockholders is significant in relation to our trading volume.
We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. The shares registered under this registration statement, if sold in the market all at once or at about the same time, could depress the market price and also could affect our ability to raise equity capital.

FORWARD-LOOKING STATEMENTS
When used in this prospectus or in the documents we incorporate by reference into this prospectus, the words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” “intends,” and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.
These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
USE OF PROCEEDS
All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. A portion of the shares of common stock covered by this prospectus are issuable upon the exercise of warrants to purchase a total of up to 1,931,664 shares of our common stock, which warrants were originally issued to one of the selling stockholders by us on October 15, 2018, April 5, 2019, May 15, 2019, August 6, 2019, and September 25, 2019 in private placements. Upon any exercise of any of the warrants for cash, the relevant selling stockholder would pay us the exercise price of $1.92 per share, subject to adjustment as provided therein. We expect to use any such warrant exercise proceeds primarily for working capital and general corporate purposes. The warrants may also be exercised on a cashless basis by net exercise. If any of the warrants are exercised on a cashless basis by net exercise, we would not receive any cash payment from the relevant selling stockholder upon any such exercise of the warrants.

SELLING STOCKHOLDERS
The following table sets forth, to our knowledge, certain information as of December 18, 2019 regarding the beneficial ownership of our common stock by the selling stockholders and the shares being offered by the selling stockholders. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to shares owned beneficially after the offering assumes the sale of all of the shares offered and no other purchases or sales of our common stock. The selling stockholders may offer and sell some, all or none of their shares.

	Shares Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares Beneficially Owned After Offering
Name and Address	Number	Percent	Number	Number	Percent

Parthenon DCS Holdings, LLC(2)	13,500,878	25.0%	13,500,878	—	—
ECMC Group, Inc.(3)	6,980,396	11.7%	1,931,664	—	—

(1)	Based on 53,899,601 shares of our common stock outstanding on December 18, 2019.
(2)
The reported shares are owned of record by Parthenon DCS Holdings, LLC (“DCS Holdings”). PCP Managers GP, LLC is the general partner of PCP Managers, L.P., which is the managing member of PCap II, LLC, which is the managing member of PCap Partners II, LLC, which is the general partner of Parthenon Investors II, L.P., which is the manager of DCS Holdings. David J. Ament, Brian P. Golson and William C. Kessinger are managing members of PCP Managers GP, LLC and also serve as managing partners of Parthenon Capital Partners, a private equity firm and affiliate of PCap Partners II, LLC. Each of the above listed persons may be deemed to beneficially own the shares owned of record by DCS Holdings. However, each expressly disclaims beneficial ownership of such securities, except to the extent of his or its pecuniary interest therein. The business address of DCS Holdings is Four Embarcadero Center, Suite 3610, San Francisco, CA 94111.

(3)
The number of shares of common stock offered by ECMC Group, Inc. (“ECMC”) consists of 1,931,664 shares issuable upon exercise by ECMC of the warrants issued to ECMC on October 15, 2018, April 5, 2019, May 15, 2019, August 6, 2019, and September 25, 2019. ECMC has sole voting and dispositive power over all shares beneficially owned by it. The business address of ECMC is 111 South Washington Avenue, Minneapolis, Minnesota 55401.

Certain Relationships with the Selling Stockholders
Parthenon DCS Holdings, LLC
On January 8, 2004, in connection with our acquisition by investment funds controlled by Parthenon Capital Partners and certain other stockholders, we entered into a registration agreement with Parthenon Capital Partners and certain other stockholders. This agreement was amended, effective upon the closing of our initial public offering in August 2012. The registration agreement, as amended, provides the stockholders party thereto with certain demand registration rights in respect of the shares of our common stock held by them. In addition, following the closing of our initial public offering in August 2012, if we register additional shares of common stock for sale to the public, we are required to give notice of such registration to the stockholders who are party to the registration agreement of our intention to effect such a registration, and, subject to certain limitations, such holders will have piggyback registration rights providing them with the right to require us to include shares of common stock held by them in such registration. We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares by the stockholders described above. The registration rights agreement includes lock up obligations that restrict the sale of securities during the initial 180 day period, or in certain circumstances 90 day period, following the effective date of any demand registration or piggyback registration effected pursuant to the terms of the registration agreement. We are also restricted from engaging in any public sale of equity securities during the initial 180 day period, or in certain circumstances 90 day period, following the effective date of any demand registration or piggyback registration effected pursuant to the terms of the registration agreement. The registration agreement includes customary indemnification provisions in favor of the stockholders who are parties and any person who is or might be deemed a controlling person of the stockholders within the meaning of the Securities Act and related parties against liabilities under the Securities Act incurred in connection with the registration of any of our securities. These provisions provide indemnification against certain liabilities arising under the Securities Act and certain liabilities resulting from violations of other applicable laws in connection with any filing or other disclosure made by us under the securities laws relating to any such registrations. We have agreed to reimburse such persons for any legal or other expenses incurred in connection with investigating or defending any such liability, action or proceeding, except that we will not be required to indemnify any such person or reimburse related legal or other expenses if such loss or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information provided by such person.
In July 2012, we entered into a Director Nomination Agreement with Parthenon Capital Partners that provides Parthenon Capital Partners the right to designate nominees for election to our board of directors for so long as Parthenon Capital Partners owns 10% or more of the total number of shares of common stock outstanding. The number of nominees that Parthenon Capital Partners is entitled to designate under this agreement shall bear the same proportion to the total number of members of our board of directors as the number of shares of common stock beneficially owned by Parthenon Capital Partners bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, Parthenon Capital Partners shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of the director’s term regardless of Parthenon Capital Partners’ beneficial ownership at such time. Parthenon Capital Partners shall also have the right to have its designees participate on committees of our board of directors proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. This agreement will terminate at such time as Parthenon Capital Partners owns less than 10% of our outstanding common stock. Mr. Jeffrey S. Stein was appointed to and currently serves on the Company’s board of directors as a nominee of Parthenon Capital Partners.
ECMC Group, Inc.
On August 7, 2017, we entered into a credit agreement with ECMC pursuant to which we agreed to issue in private placements warrants to purchase shares of our common stock upon the borrowing of additional funds following the initial term loan. On October 15, 2018, in connection with a delayed draw term loan of $4 million, we issued a warrant to ECMC to purchase up to 309,066 shares of our common stock at a price of $1.92 per share. On April 5, 2019, in connection with a delayed draw term loan of $5 million, we issued a warrant to ECMC to purchase up to 386,333 shares of our common stock at a price of $1.92 per share. On May 15, 2019, in connection with a delayed draw term loan of $6 million, we issued a warrant to ECMC to purchase up to 463,599 shares of our common stock at a price of $1.92 per share. On August 6, 2019, in connection with a delayed draw term loan of $5 million, we issued a warrant to ECMC to purchase up to 386,333 shares of our common stock at a price of $1.92 per share. On September 25, 2019, in connection with a delayed draw term loan of $5 million, we issued a warrant to ECMC to purchase up to 386,333 shares of our common stock at a price of $1.92 per share.
Pursuant to a registration rights agreement with ECMC, we agreed to file a registration statement, of which this prospectus is a part, to cover the resale of the shares of our common stock issuable upon exercise of warrants, and to keep such registration statement effective until the date on which all of the shares issuable upon exercise of the warrants have been sold or all shares issuable on a net exercise basis can be sold publicly without restriction or limitation under Rule 144 under the Securities Act.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	underwritten transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by the selling stockholders to their partners, members or stockholders;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of the common stock offered will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering, although we will receive the exercise price of the warrants (assuming the warrants are exercised for cash).
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To facilitate the offering of the shares offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Francisco, California.

EXPERTS
The consolidated financial statements of Performant Financial Corporation as of December 31, 2018 and for the year ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Performant Financial Corporation as of December 31, 2017 and for each of the two years in the two year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this website or any other website are inactive textual references only.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019, and September 30, 2019;

•	our Current Reports on Form 8-K filed with the SEC on May 14, 2019, June 7, 2019, July 10, 2019 and November 20, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2012.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number:
Performant Financial Corporation
Attn: Investor Relations
333 North Canyons Parkway,
Suite 100,
Livermore, California 94551
(925) 960-4800
We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$1,663
Legal Fees and Expenses*	$10,000
Accounting Fees and Expenses*	$45,000
Total	$56,663
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*    Estimated.
Item 15. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article X of the Registrant’s Amended and Restated Certificate of Incorporation, (Exhibit 3.1(b) of the Company’s Registration Statement on Form S-1/A filed July 23, 2012 (File No. 333-182529) (the “Form S-1”), and Article 6 of the Registrant’s Amended and Restated Bylaws (Exhibit 3.2(b) to the Form S-1), provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
The above discussion of Section 145 of the DGCL, our Restated Certificate of Incorporation, our Amended and Restated Bylaws and our indemnification agreements is not intended to be exhaustive and is qualified in its entirety by the actual provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws, the DGCL and the indemnification agreements.
Item 16. Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Registration Rights Agreement, dated as of August 15, 2012, among the Registrant and the persons listed thereon (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed July 23, 2012)

4.2	Registration Rights Agreement, dated as of August 11, 2017, by and between the Company and ECMC Group, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed August 17, 2017)
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Baker Tilly Virchow Krause, LLP, Independent Registered Public Accounting Firm.
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page hereof).

II – 1

Item 17. Undertakings.
(a)     The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating

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to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(b)    The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period (if any), to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Livermore, State of California, on December 20, 2019.
PERFORMANT FINANCIAL CORPORATION
By: /s/ Lisa C. Im
Lisa C. Im
Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement on Form S-3 appears below hereby constitutes and appoints Lisa C. Im or Ian Johnston, and each of them. his or her true and lawful attorneys‑in‑fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Lisa C. Im Lisa C. Im	Chief Executive Officer (Principal Executive Officer) and Board Chair	December 20, 2019
/s/ Ian Johnston Ian Johnston	Vice President and Chief Accounting Officer (Principal Financial Officer)	December 20, 2019
/s/ James LaCamp James LaCamp	Director	December 20, 2019
/s/ Jeffrey S. Stein Jeffrey S. Stein	Director	December 20, 2019
/s/ William D. Hansen William D. Hansen	Director	December 20, 2019
/s/ Bradley M. Fluegel Bradley M. Fluegel	Director	December 20, 2019

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